Exhibit 10.3

AMENDMENT NO. 1

TO THE

ADVISORY AGREEMENT

This amendment no. 1 to the Advisory Agreement dated as of July 3, 2013 (the “Advisory Agreement”), between KBS Strategic Opportunity REIT II, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), is entered as of October 11, 2013 (the “Amendment”). Capitalized terms used herein but not defined shall have the meanings set forth in the Advisory Agreement.

WHEREAS, upon the terms set forth in this Amendment, the Advisor has agreed to amend certain terms related to asset management fees payable to it by the Company;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor agree to amend the Advisory Agreement as follows:

1.	Amended Definitions. The following definitions in Article 1 of the Advisory Agreement are hereby amended and restated in their entirety:

“Cost of Loans and other Permitted Investments” means the sum of the cost of all Loans and Permitted Investments held, directly or indirectly, by the Company or the Partnership, calculated each month on an ongoing basis, and calculated as follows for each investment: the lesser of (i) the amount actually paid or allocated to acquire or fund the Loan or Permitted Investment, including fees and expenses related thereto, and (ii) the outstanding principal amount of such Loan or Permitted Investment, including fees and expenses related to the acquisition or funding of such investment, as of the time of calculation. With respect to any Loan or Permitted Investment held by the Company or the Partnership through a Joint Venture or partnership of which it is, directly or indirectly, a co-venturer or partner, such amount shall be the Company’s proportionate share thereof. The Cost of Loans and other Permitted Investments is computed without regard to whether any portion of such cost is funded using debt financing secured by, or attributable to, such investments.

“Cost of Real Estate Investments” means the sum of (i) with respect to Properties wholly owned, directly or indirectly, by the Company, the amount actually paid or allocated to the purchase, development, construction or improvement of Properties, including fees and expenses related thereto, and (ii) in the case of Properties owned by any Joint Venture or partnership in which the Company or the Partnership is, directly or indirectly, a co-venturer or a partner, the portion of the amount actually paid or allocated to the purchase, development, construction or improvement of Properties, including fees and expenses related thereto, that is attributable to the Company’s investment in the Joint Venture or partnership. The Cost of Real Estate Investments is computed without regard to whether any portion of such cost is funded using debt financing secured by, or attributable to, the Properties.

2.	Asset Management Fees. Section 8.02(i) of the Advisory Agreement is hereby amended and restated in its entirety as follows:

8.02 Asset Management Fees.

(i)         Except as provided in Section 8.02(ii) hereof, the Company shall pay the Advisor as compensation for the services described in Section 3.03 hereof a monthly fee (the “Asset Management Fee”) in an amount equal to the lesser of one-twelfth of (a) 1.0% of the sum of the Cost of Real Estate Investments and the Cost of Loans and other Permitted Investments; and (b) 2.0% of the sum of (A) the Cost of Real Estate Investments less the amount of any debt financing secured by, or attributable to, the Properties as of the date of computation hereunder and (B) the Cost of Loans and other Permitted Investments less the amount of any debt financing secured by, or attributable to, such investments as of the date of computation hereunder. The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable period. Generally, the Asset Management Fee payable to the Advisor shall be paid on the last day of such month, or the first business day following the last day of such month. However, the Asset Management Fee may or may not be taken, in whole or in part, as to any year in the sole discretion of the Advisor. All or any portion of the Asset Management Fees not taken as to any fiscal year shall be deferred without interest and may be paid in such other fiscal year as the Advisor shall determine.

3.	Ratification; Effect on Advisory Agreement.

a.	Ratification. The Advisory Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b.	Effect on the Advisory Agreement. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

By:	/s/ Keith D. Hall
Keith D. Hall, Chief Executive Officer

KBS CAPITAL ADVISORS LLC

By:	GKP Holding LLC, a Manager

	By:	/s/ Peter McMillan III
Peter McMillan III, Manager

	By:	/s/ Keith D. Hall
Keith D. Hall, Manager

By:	Schreiber Real Estate Investments, L.P., a Manager

	By:	Schreiber Investments, LLC, as general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager